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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          May 30, 1997       (May 27, 1997)
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                   Date of Report (Date of earliest event reported)


                             ACCESS ANYTIME BANCORP, INC.
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                (Exact name of registrant as specified in its charter)

    Delaware                         0-28894                    85-0444597
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(State or other jurisdiction of     Commission               (IRS Employer
incorporation or organization)      File Number              Identification No)


                                   801 Pile Street
                               Clovis, New Mexico 88101
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                       (Address of principal executive offices)


                                    (505) 762-4417
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                 (Registrant's telephone number, including area code)


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            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

ANNUAL MEETING. At the Annual Meeting of Stockholders of Access Anytime BanCorp, Inc. (the "Company") held May 30, 1997, the nominees, Mr. Guthals, Dr. Higgins, Dr. Ottensmeyer, Mr. Moorhead, and Mr. Clark, were duly elected as Directors for their recommended terms. It was with regret that the Board of Directors accepted Dr. Everett Frost's letter of resignation (submitted after proxy material was mailed) due to his extremely busy business schedule. Otherwise, Dr. Frost would have been reelected. The Board will be seeking a replacement for Dr. Frost. The ratification of the independent outside auditors for the year 1997 was also approved by stockholders.

    The other proposals, as listed below, were also approved by the requisite vote of the stockholders:

    (1) Amendment of the Certificate of Incorporation to limit the liability of Directors of the Company in accordance with Delaware law;

    (2) Amendment of the Certificate of Incorporation to eliminate certain restrictions on the issuance of stock to Directors, officers, and controlling persons;

    (3) Amendment of the Certificate of Incorporation to add a "fair price" provision;

    (4)  Approval of the 1997 Stock Option and Incentive Plan; and

    (5)  Approval of the Non-Employee Director Plan.

LEGAL PROCEEDINGS. The lawsuit filed by the Company's wholly-owned subsidiary, FirstBank, against FirstBank's former Director and Chief Executive Officer (see Part I, Item 3 - "Legal Proceedings" in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996) has been settled out of court by the Special Litigation Committee of FirstBank's Board of Directors. FirstBank anticipates receiving proceeds from the settlement and dismissing the lawsuit before the end of the second quarter.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by undersigned hereunto duly authorized.

                                            ACCESS ANYTIME BANCORP, INC.

Date:   May 30, 1997                        By:    /s/ Ken Huey, Jr.
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                                            Ken Huey, Jr., President, Chief
                                            Financial Officer and Director